UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On July 29, 2008, the Board of Directors of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) elected Ronald V. Waters, III as a Class II member of the Company’s Board of Directors effective July 30, 2008. Mr. Waters’ term of office will expire at the 2009 annual meeting of stockholders. On July 30, 2008, the Company issued a press release announcing Mr. Waters’ election, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference. There is no arrangement or understanding between Mr. Waters and any other persons pursuant to which he was elected as a director. Mr. Waters was also appointed as a member of Fortune Brands’ Audit and Corporate Responsibility Committees.

Mr. Waters was granted 1,426 shares of the Company’s common stock under the 2005 Non-Employee Director Stock Plan. This grant was made to reflect his partial year of service from the date of his election until the next anticipated annual stock grant made to all non-employee directors.

(e) On July 29, 2008, the Board of Directors of Fortune Brands approved an Amendment (the “Amendment”) to the Fortune Brands, Inc. Supplemental Plan (“Supplemental Plan”), which is filed as Exhibit 10.1 to this report and incorporated by reference herein. The Supplemental Plan was amended to reflect changes necessitated by Section 409A of the Internal Revenue Code (effective January 1, 2005), conform to changes to the Company’s tax-qualified pension plan as required by the Pension Protection Act of 2006, and clarify various administrative provisions. The Supplemental Plan covers executive officers including Messrs. Norman H. Wesley, Bruce A. Carbonari, Craig P. Omtvedt, Mark A. Roche, Christopher J. Klein and Mark Hausberg, and other eligible employees.

The summary of the Amendment above is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 29, 2008, the Board of Directors of Fortune Brands approved amendments to Article II, Sections 4 (second and third paragraphs) and 11 and Article XIII, Section 1(B) of the Company’s By-laws.

The amendments to Article II, Section 4 clarify the definitions of “majority of votes cast” and a “contested election”, and also make clear that a director who submits a resignation letter upon receiving less than a majority of the votes cast in an uncontested election will continue in office until the Board has accepted the director’s resignation or, if not accepted, the director’s successor is elected and qualified.

The amendments to Article II, Section 11 modified the time period for the submission by a stockholder of advance notice of business (other than nominations for election to the Board) to be brought by such stockholder before an annual meeting. Section 11 previously provided that such notice was required to be submitted not later than 120 days in advance of the annual meeting. By reason of the amendment, such notice must now be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (such period adjusted in the event that the date of the meeting falls outside of a specified range of days before and after such anniversary date). The amendments also expanded the information required to be provided by a stockholder in such a notice to include (i) information relating to hedging or other transactions and arrangements having the effect or intent of mitigating loss or managing risk or benefit of share price changes or changing voting power and (ii) representations as to the intentions of the stockholder with respect to appearance at the annual meeting and solicitation of proxies in favor of the proposed business. The amendments also clarified certain circumstances under which proposed business shall not be transacted. In addition, the amendments addressed the interplay between the advance-notice provisions contained in Section 11 and rules and regulations under the Securities Exchange Act of 1934, as amended, and made certain other technical refinements to the advance-notice provisions. The amended Section 11 also requires that, in the case of any written notice of nomination for the election of directors to be made by a stockholder pursuant to the Restated Certificate of Incorporation of Fortune Brands, the notice shall include, in addition to the information required to be submitted thereunder, information regarding the stockholder’s direct and indirect ownership of shares of the Company and information similar to that referred to in clauses (i) and (ii) above.

The amendment to Article XIII, Section 1(B) makes it clear that no amendment to Article XIII, which relates to indemnification, shall affect any right or protection of an indemnitee in respect of acts or omissions of such indemnitee occurring prior to such amendment.

The foregoing description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3(ii) and incorporated herein by reference.

Item 8.01	Other Events.

On July 29, 2008, Fortune Brands issued a press release announcing that, at the next annual meeting of stockholders, the Company’s Board of Directors will recommend an amendment to the Company’s Restated Certificate of Incorporation in order to declassify its board structure on a phased-in basis commencing at the 2010 annual meeting of stockholders. The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

3(ii)	By-laws of Fortune Brands, Inc., as amended on July 29, 2008.

10.1	Amendment to the Fortune Brands, Inc. Supplemental Plan.

99.1	Press Release of Fortune Brands, Inc. issued on July 30, 2008.

99.2	Press Release of Fortune Brands, Inc. issued on July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: July 31, 2008

Exhibit Index

Exhibit Number	Description
3(ii)	By-laws of Fortune Brands, Inc., as amended on July 29, 2008.

10.1	Amendment to the Fortune Brands, Inc. Supplemental Plan.

99.1	Press Release of Fortune Brands, Inc. issued on July 30, 2008.

99.2	Press Release of Fortune Brands, Inc. issued on July 29, 2008.